Exhibit 99.3

NOVITEX HOLDINGS, INC.

Condensed Consolidated Financial Statements

For the Three and Six Months Ended

June 30, 2017 and 2016

Page

FINANCIAL INFORMATION

Financial Statements

Condensed Consolidated Statements of Operations and Comprehensive Loss for the three and six months ended June 30, 2017 and 2016 (unaudited)	3

Condensed Consolidated Balance Sheets as of June 30, 2017 and December 31, 2016 (unaudited)	4

Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2017 and 2016 (unaudited)	5

Condensed Consolidated Statement of Stockholder’s Deficit as of and for the six months ended June 30, 2017 (unaudited)	6

Notes to Condensed Consolidated Financial Statements (unaudited)	7

NOVITEX HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues	$140,584	$133,572	$284,184	$270,351

Operating expenses:
Cost of revenues, exclusive of depreciation and amortization shown below	116,612	106,172	234,777	215,551
Selling, general and administrative, exclusive of depreciation and amortization shown below	14,391	13,470	30,375	27,361
Depreciation and amortization	9,722	10,659	19,441	20,303
Restructuring	(39)	57	295	148
Total operating expenses	140,686	130,358	284,888	263,363

Operating (loss) income	(102)	3,214	(704)	6,988
Interest expense, net	(12,179)	(11,631)	(24,285)	(23,191)
Gain on early extinguishment of debt	—	2,307	—	2,307
Loss before income taxes	(12,281)	(6,110)	(24,989)	(13,896)
Benefit from income taxes	3,928	1,869	6,936	4,953
Net loss	(8,353)	(4,241)	(18,053)	(8,943)
Other comprehensive income:
Foreign currency translation	213	20	214	1,181
Comprehensive loss	$(8,140)	$(4,221)	$(17,839)	$(7,762)

Net Loss Per Share
Basic and diluted	$(619)	$(314)	$(1,337)	$(662)
Weighted Average Shares Outstanding
Basic and diluted	13,500	13,500	13,500	13,500

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements

NOVITEX HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30,	December 31,
	2017	2016
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,842	$37,229
Accounts receivable, less allowance for doubtful accounts of $347 and $357, respectively	87,243	87,143
Prepaid expenses and other current assets	20,425	18,958
Total current assets	139,510	143,330

Property and equipment, net	62,938	65,456
Identifiable intangible assets, net	110,634	118,664
Goodwill	144,830	144,830
Deferred charges and other assets	3,544	3,940
Total assets	$461,456	$476,220

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$40,768	$42,208
Accrued liabilities	48,036	41,706
Short-term borrowings and current portion of long-term debt	19,256	19,641
Advanced billings and customer deposits	19,814	11,043
Total current liabilities	127,874	114,598

Long-term debt	412,829	415,429
Deferred taxes	21,567	28,710
Other noncurrent liabilities	3,540	4,206
Total liabilities	565,810	562,943

Commitments and contingencies (Note 12)

Preferred shares, $0.01 par value, authorized 5,000 shares; none issued	—	—
Common shares, $0.01 par value, authorized 30,000 shares; 13,500 and 13,500 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	—
Additional paid-in capital	1,393	1,185
Accumulated deficit	(102,057)	(84,004)
Accumulated other comprehensive loss	(3,690)	(3,904)
Total stockholder’s equity (deficit)	(104,354)	(86,723)
Total liabilities and stockholder’s equity	$461,456	$476,220

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

NOVITEX HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(18,053)	$(8,943)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,441	20,303
Amortization of debt-related costs	2,327	2,105
Amortization of unfavorable contract liability	(481)	(791)
Gain on extinguishment of debt	—	(2,500)
Allowance for (recovery of) doubtful accounts	88	(135)
Stock-based compensation	208	393
Deferred taxes	(6,769)	(5,026)
Changes in assets and liabilities:
Accounts receivable	(188)	15,442
Prepaid expenses and other current assets	(1,666)	502
Deferred charges and other assets	396	205
Accounts payable and accrued liabilities	4,152	2,164
Advanced billings and customer deposits	8,771	588
Other noncurrent liabilities and other	(230)	1,581
Net cash provided by operating activities	7,996	25,888
Cash flows from investing activities:
Investment in property and equipment	(4,391)	(10,994)
Net cash used in investing activities	(4,391)	(10,994)
Cash flows from financing activities:
Proceeds from debt financing	—	2,427
Repayments of short-term borrowings and debt	(5,133)	(5,767)
Payment of obligations under capital leases	(4,045)	(3,878)
Net cash used in financing activities	(9,178)	(7,218)
Effect of exchange rate changes on cash and cash equivalents	186	501
Increase (decrease) in cash and cash equivalents	(5,387)	8,177
Cash and cash equivalents at beginning of period	37,229	28,118
Cash and cash equivalents at end of period	$31,842	$36,295

Non-cash Investing and Financing Activities
Investments in property and equipment financed through debt	$586	$6,449
Investments in property and equipment financed through capital leases	$3,633	$1,838
Investments in property and equipment acquired but not paid	$558	$300

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

NOVITEX HOLDINGS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDER’S DEFICIT

(in thousands, except share data)

(UNAUDITED)

					Accumulated
			Additional		Other	Total
	Common Shares		Paid-in	Accumulated	Comprehensive	Stockholder’s
	Shares	Amount	Capital	Deficit	Loss	(Deficit)
Balance as of January 1, 2017	13,500	$—	$1,185	$(84,004)	$(3,904)	$(86,723)
Net loss	—	—	—	(18,053)	—	(18,053)
Foreign currency translation adjustment	—	—	—	—	214	214
Stock-based compensation	—	—	208	—	—	208
Balance at June 30, 2017	13,500	$—	$1,393	$(102,057)	$(3,690)	$(104,354)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

1.              DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business and the Acquisition

Novitex Holdings, Inc. (“Novitex” or the “Company”) together with its subsidiaries, is a North American provider of document management and digital business process services, and is controlled by investment funds associated with Apollo Global Management, LLC (collectively, “Apollo”), and was formed on July 26, 2013. Through its outsourcing solutions, Novitex enables businesses to streamline their internal and external communications and workflows. On October 1, 2013 (“Acquisition Date”), Novitex Acquisition LLC (“Novitex Acquisition”), a subsidiary of Novitex, acquired Pitney Bowes Management Services, Inc. and its wholly-owned direct and indirect subsidiaries, and certain affiliates and divisions (collectively “PBMS”) from Pitney Bowes Inc. (“PBI”) (“2013 Acquisition”).

Basis of Presentation

The condensed consolidated financial statements are presented as of June 30, 2017 and December 31, 2016, and for the three and six month periods ended June 30, 2017 and 2016 (“2017 Financial Statements”). The condensed consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For all periods, all intercompany accounts and transactions have been eliminated.

The year-end condensed consolidated balance sheet data was derived from audited consolidated financial statements, but does not include all disclosures required by GAAP. Certain information and note disclosures normally included in the Company’s annual financial statements prepared in accordance with GAAP have been condensed or omitted. These 2017 Financial Statements should be read in conjunction with the Company’s consolidated financial statements as of December 31, 2016 and for the year then ended. The unaudited interim condensed consolidated financial statements presented herein reflect all normal adjustments that are, in the opinion of management, necessary for a fair statement of the financial position, results of operations and cash flows for the periods presented. The Company is responsible for the unaudited interim condensed consolidated financial statements included in this report. The results of any interim period are not necessarily indicative of the results for the full year.

On February 22, 2017, Quinpario Acquisition Corp. 2 (Nasdaq: QPAC), a publicly traded special purpose acquisition company, Novitex Holdings and SourceHOV, LLC entered into a definitive business combination agreement whereby the three entities will combine to create a global solutions provider for financial technology and business services. This transaction closed July 12, 2017. In connection with the business combination, Quinpario Acquisition Corp. 2 was renamed Exela Technologies, Inc. (“Exela”).  See Note 15 for further information regarding this transaction.

2.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and accompanying disclosures, including the disclosure of loss contingencies. These estimates and assumptions are based on management’s best knowledge of current events, historical experience and other information available when the financial statements are prepared. These estimates include, but are not limited to, allowance for doubtful accounts, goodwill and identifiable intangible asset impairment review, useful lives of long-lived assets, including identifiable intangible assets, stock-based compensation, restructuring charges, accrued

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

workers’ compensation costs, deferred tax asset valuation allowances, uncertain tax positions, and contingent liabilities. Actual results may differ from those estimates and assumptions.

Cash and Cash Equivalents

Cash equivalents include short-term, liquid investments with maturities of three months or less at the date of purchase.

Accounts Receivable and Allowance for Doubtful Accounts

Collectability of accounts receivable is evaluated and an allowance for doubtful accounts is established accordingly. The adequacy of the allowance is evaluated based on historical loss experience, aging of receivables, adverse situations that may affect a customer’s ability to pay and prevailing economic conditions and adjustments are made to the allowance as necessary. This evaluation is inherently subjective and actual results may differ significantly from estimated reserves. Accounts deemed uncollectible are written off against the allowance after all collection efforts have been exhausted and management deems the account to be uncollectible. Management believes the accounts receivable credit risk is limited because of the Company’s large number of customers and diversification of those customers in various industries and across a wide geography.

Property and Equipment

Property and equipment are stated at cost and depreciated principally using the straight-line method over their estimated useful lives, which are three to ten years for mailing, copier, duplicator, office equipment and furniture and fixtures; and three years for computer equipment and capitalized software. Major improvements which add to the productive capacity or extend the life of an asset are capitalized while repairs and maintenance are charged to expense as incurred. Leasehold improvements are amortized over the shorter of the estimated useful life or the remaining lease term. Equipment acquired under capital leases is depreciated over the shorter of the estimated useful life or the underlying lease term or the term of the customer contract.

Fully depreciated assets are retained in fixed assets and accumulated depreciation until they are removed from service. In the case of disposals, assets and related accumulated depreciation are removed from the accounts and the net amounts, less proceeds from disposal, are included in earnings.

Business Combinations, Goodwill and Identifiable Intangible Assets

Business combinations are accounted for using the acquisition method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair values. The fair value of intangible assets is estimated using a cost, market or income approach, as appropriate. Goodwill represents the excess of the purchase price over the estimated fair values of net tangible and identifiable intangible assets acquired.

Impairment of Long-lived Assets

Long-lived assets, including identifiable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the lowest level asset grouping may not be fully recoverable. The estimated future undiscounted cash flows are compared to the carrying amount. If the sum of the expected cash flows is less than the carrying amount, an impairment charge will be recorded for the amount by which the carrying amount exceeds the fair value of the asset.

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

The fair value of the asset will be determined using probability weighted expected cash flow estimates, quoted market prices, when available, and appraisals, as appropriate. Cash flow estimates are derived from short-term and long-term business plans and historical experience.

Goodwill

Goodwill is tested annually for impairment, during the fourth quarter, or sooner when circumstances indicate an impairment may exist at the reporting unit level, using a two-step approach. In the first step, the fair value of the reporting unit is determined and compared to the reporting unit’s carrying amount, including goodwill. If the fair value of the reporting unit is less than its carrying amount, the second step of the goodwill impairment test is performed to measure the amount of impairment, if any. In the second step, the fair value of the reporting unit is allocated to the assets and liabilities of the reporting unit as if it had been acquired in a business combination and the purchase price was equivalent to the fair value of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is referred to as the implied fair value of goodwill. The implied fair value of the reporting unit’s goodwill is then compared to the actual carrying amount of goodwill. If the implied fair value of goodwill is less than the carrying amount of goodwill, an impairment loss is recognized for the difference.

Revenue Recognition

The Company evaluates whether it is appropriate to record revenue on a gross basis when it is acting as a principal in the transaction or net of costs of revenues when the Company is acting as an agent between a client and a vendor. The Company considers a number of factors in determining whether it is acting as principal or agent, such as whether the Company is the primary obligor to the client, has control over the pricing and maintains credit risk.

Service arrangements are typically one to five year contracts that contain monthly service fees that are recognized as earned. Service revenues billed in advance are deferred and recognized on a straight-line basis over the service period. The Company recognizes variable rate revenues, including fees derived from the utilization of document management-related equipment and production of print services, when such services are rendered. Reimbursable expenses are recognized as earned when incurred. Sales commissions determined to be incremental direct costs incurred related to the successful acquisition of new client revenues are deferred and amortized over the length of the initial contract period. Customer incentive payments are deferred and recognized over the longer of the initial contract period or the period the customer is expected to benefit from payment of these up-front fees.

Clients typically pay face value for postage purchased for use in the Company’s delivery of its services. Funds are either remitted to the United States Postal Service (“USPS”) or pre-funded by the Company and reimbursed by clients. The Company does not recognize revenue for this postage, as it has concluded that it is acting as an agent on behalf of the USPS.

The Company performs mail management services on behalf of certain clients, where the Company is the primary obligor and assumes the risk associated with the cost of postage. In such instances, the Company recognizes the cost of postage reimbursed by clients as revenues.

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

Income Taxes

The Company accounts for income taxes in accordance with the ASC No. 740, “Accounting for Income Taxes”. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, applying enacted tax rates in effect for the year in which the Company expects the differences will reverse. Based on the evaluation of available evidence, the Company recognizes future tax benefits, such as net operating loss carry-forwards, to the extent that it believes it is more likely than not it will realize these benefits. The Company regularly assesses the likelihood that it will be able to recover its deferred tax assets and reflect any changes to its estimate of the amount it is more likely than not to realize in the valuation allowance, with a corresponding adjustment to earnings.

Earnings (Loss) Per Share

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common share equivalents, consisting of shares that might be issued upon exercise of common share options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common share equivalents, because their inclusion would be anti-dilutive.

Translation of Non-U.S. Currency Amounts

The functional currency of the Company’s foreign operations is the local currency, primarily the Canadian dollar. Assets and liabilities of subsidiaries operating outside the U.S. are translated at rates in effect at the end of the period and revenue and expenses are translated at average monthly rates during the period.

Accumulated deficit is translated at historical rates. Net deferred translation gains and losses are included as a component of accumulated other comprehensive loss. For each of the three and six month periods ended June 30, 2017 and 2016, foreign currency transaction gains and losses, net were included in Selling, general and administrative, exclusive of depreciation and amortization, and were less than $0.1 million

Leases

The Company leases print production facilities, mailroom space, copy centers, office space, copier and duplication equipment, mailing equipment and computer equipment. Certain of the lease agreements include scheduled rent escalations during the initial lease term and/or during succeeding optional renewal periods. For the Company’s leases classified as operating leases, scheduled increases in rent expense are recognized on a straight-line basis over the lease term and those renewal periods that are reasonably assured. Certain of these lease agreements qualify for capital lease treatment which are classified within the appropriate categories of property and equipment, net with the corresponding liabilities reflected in long-term debt and current portion of long-term debt. The Company accounts for these leases in accordance with ASC No. 840, “Leases”. (See Note 4)

Capitalization of Labor

The Company invests in the development and implementation of solutions designed to produce and increase revenues, and to create efficiency and productivity, such as software development and the establishment of

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

digital document outsourcing centers. The Company accounts for the internal labor associated with the development, testing, and implementation for these associated projects in accordance with the applicable accounting standards relating to capitalizing labor and depreciates capitalized labor costs over the estimated useful life of the associated asset.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2017-04, Intangibles—Goodwill and Other (Topic 350), which simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. A public business entity that is a U.S. Securities and Exchange Commission (SEC) filer should adopt the amendments in this ASU for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. A public business entity that is not an SEC filer should adopt the amendments in this ASU for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2020. All other entities, including not-for-profit entities that are adopting the amendments in this ASU should do so for their annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is unable to assess the impact, if any, that ASU 2017-04 will have on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU No. 2016-15 is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019.

Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The Company has not yet determined the impact, if any, that ASU No. 2016-15 will have on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments, which requires that entities use a current expected credit loss model which is a new impairment model based on expected losses rather than incurred losses. Under this model, an entity would recognize an impairment allowance equal to its current estimate of all contractual cash flows that the entity does not expect to collect from financial assets measured at amortized cost. The entity’s estimate would consider relevant information about past events, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amount. For public business entities that

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

are SEC filers, the amendments in ASU No. 2016-13 are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. For all other entities, the amendments in ASU No. 2016-13 are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. All entities may adopt the amendments in this ASU earlier as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company has not yet determined the impact, if any, that ASU No. 2016-13 will have on its consolidated financial statements and related disclosures.

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which amends narrow aspects of Topic 606, including guidance on assessing collectability, non-cash consideration, contract modifications and completed contracts at transition, and the presentation of sales and other similar taxes collected from customers. The amendments in ASU 2016-12 affect the guidance in ASU No. 2014-19, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this ASU are the same as the effective date and transition requirements for Topic 606 (and any other Topic amended by ASU 2014-09). ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of ASU No. 2014-09 by one year. The Company is currently assessing the method of adoption and the expected impact that ASU No. 2016-12 will have its consolidated financial statements and related disclosures.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments in this ASU clarify the following two aspects: identifying performance obligations and clarifying the licensing implementation guidance. The amendments in ASU No. 2016-10 affect the guidance in ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective.

The effective date and transition requirements for the amendments in ASU No. 2016-10 are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by ASU No. 2014-09). ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of ASU 2014-09 by one year. The Company is currently assessing the impact that ASU 2016-10 will have on its consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. ASU No. 2016-09 simplifies several aspects of the accounting for employee share-based payment transactions for entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification of tax benefits in the statement of cash flows. For public business entities, the amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any entity in any interim or annual period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. On January 1, 2017

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

the Company adopted ASU No. 2016-09. There has been no material impact on the Company’s condensed consolidated financial statements for the three and six month periods ended June 30, 2017.

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net). ASU No. 2016-08 is intended to improve the implementation guidance on principal versus agent considerations. ASU No. 2016-08 affects the guidance in ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for ASU 2016-08 are the same as the effective date and transition requirements of ASU No. 2014-09. ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of ASU No. 2014-09 by one year. The Company is currently assessing the impact, if any, that ASU No. 2016-09 will have on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases, which requires all lessees to recognize a right-of-use asset and a lease liability for substantially all leases, other than leases that meet the definition of a short-term lease. For public business entities, ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other business entities, ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application of the amendments in this ASU is permitted for all entities. The Company is currently assessing the impact that ASU No. 2016-02 will have on its consolidated financial statements and disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires companies to recognize revenue for the transfer of goods and services to customers in amounts that reflect the consideration the company expects to receive in exchange for those goods and services. ASU No. 2014-09, as subsequently amended, will also result in enhanced disclosures about revenue. For public business entities, ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early application is permitted for fiscal periods beginning after December 15, 2016. For all other entities, ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.

A nonpublic entity may elect to apply this guidance earlier, however, only as of the following: (1) an annual reporting period beginning after December 15, 2016, including interim periods within that reporting period (public entity effective date), (2) an annual reporting period beginning after December 15, 2016, and interim periods within annual periods beginning after December 15, 2017, (3) an annual reporting period beginning after December 15, 2017, including interim periods within that reporting period. The Company is assessing the impact the adoption of ASU No. 2014-09 will have on its consolidated financial statements and related disclosures.

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

3.              PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of June 30, 2017 and December 31, 2016, prepaid expenses and other current assets consisted of the following (in thousands):

	June 30, 2017	December 31, 2016
Prepaid postage	$3,361	$4,791
Prepaid insurance	935	2,128
Income taxes receivable	992	1,111
Prepaid equipment maintenance	747	425
Supplies, toner and paper inventory	1,520	1,447
Prepaid medical premiums	565	414
Prepaid equipment and facilities rentals	660	792
Receivable from parent	510	510
Prepaid compensation	4,913	620
Other prepaid and current assets	6,222	6,720
Total prepaid expenses and other current assets	$20,425	$18,958

4.              PROPERTY AND EQUIPMENT, NET

As of June 30, 2017 and December 31, 2016, property and equipment, net consisted of the following (in thousands):

	June 30, 2017	December 31, 2016
Copier and duplicator equipment	$30,344	$33,646
Mailing equipment	31,692	29,290
Computer equipment and software	23,227	21,986
Leasehold improvements	22,265	21,468
Plant equipment	9,750	9,589
Office equipment, furniture and fixtures	7,350	6,204
	124,628	122,183
Accumulated depreciation and amortization	(61,690)	(56,727)
Total property and equipment, net	$62,938	$65,456

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

As of June 30, 2017 and December 31, 2016, property and equipment, net acquired under capital leases consisted of the following (in thousands):

Capital leases

	June 30, 2017	December 31, 2016
Copier and duplicator equipment	$25,475	$26,034
Mailing equipment	5,401	4,761
Office equipment, furniture, fixtures, and other	2,757	2,796
	33,633	33,591
Accumulated depreciation and amortization	(17,031)	(15,245)
Property and equipment, net acquired under capital leases	$16,602	$18,346

For the three and six months ended June 30, 2017, depreciation and amortization expense related to property and equipment was $5.6 million and $11.2 million, respectively.

For the three and six months ended June 30, 2016, depreciation and amortization expense related to property and equipment was $6.5 million and $12.1 million, respectively.

5.              IDENTIFIABLE INTANGIBLE ASSETS, NET

As of June 30, 2017 and December 31, 2016, identifiable intangible assets, net consisted of the following (in thousands):

	June 30, 2017
	Useful Life (in years)	Gross Value	Accumulated Amortization	Net Carrying Amount
Customer Relationships	11	$158,339	$(50,205)	$108,134
Non-compete agreement	5	10,000	(7,500)	2,500
		$168,339	$(57,705)	$110,634

	December 31, 2016
	Useful Life (in years)	Gross Value	Accumulated Amortization	Net Carrying Amount
Customer Relationships	11	$158,093	$(42,929)	$115,164
Non-compete agreement	5	10,000	(6,500)	3,500
		$168,093	$(49,429)	$118,664

For the three and six months ended June 30, 2017, amortization expense related to identifiable intangible assets was $4.1 million and $8.2 million, respectively.

For the three and six months ended June 30, 2016, amortization expense related to identifiable intangible assets was $4.1 and $8.2 million, respectively.

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

As of June 30, 2017, future amortization expense related to these intangible assets are as follows (in thousands):

Years ending December 31,
2017 (Six months)	$8,186
2018	15,872
2019	14,372
2020	14,372
2021	14,372
Thereafter	43,460
$110,634

6.              ACCRUED LIABILITIES

As of June 30, 2017 and December 31, 2016, accrued liabilities consisted of the following (in thousands):

	June 30, 2017	December 31, 2016
Accrued payroll and benefits	$14,958	$15,629
Accrued interest	10,293	10,441
Equipment rental and maintenance accruals	6,340	7,113
Accrued transaction related professional fees	7,836	—
Non-income taxes payable	4,893	4,432
Other	3,688	4,091
Restructuring reserve	28	—
Total accrued liabilities	$48,036	$41,706

7.              INCOME TAXES

The Company’s quarterly benefit from income taxes is measured using an estimated annual effective tax rate, adjusted for discrete items within the period presented. The comparison of the Company’s effective tax rate between periods can be impacted by the level and mix of earnings and losses by tax jurisdiction and the amount of permanent book-to-tax differences.

Effective Tax Rate

The income tax benefit for the three months ended June 30, 2017 and 2016 was $3.9 million, or 32%, and $1.9 million, or 30.6%, respectively, and for the six months ended June 30, 2017 and 2016 was $6.9 million, or 27.8% and $5.0 million, or 35.6%, respectively. The difference between the statutory income tax rate and the effective income tax rate is primarily attributable to non-deductible transaction costs (related to professional fees) in the three and six months ended June 30, 2017 and a change in the level and mix of earnings and losses in the Company’s taxable jurisdictions.

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

Uncertain Tax Positions

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. As of June 30, 2017 and December 31, 2016, the Company has no liability recorded for uncertain tax positions. For U.S., federal, state and Canadian income tax purposes, the 2013 through 2015 income tax years remain subject to examination. No significant state or other foreign income tax examinations are in process.

8.              LONG-TERM DEBT

As of June 30, 2017 and December 31, 2016, Long-term debt consisted of the following (in thousands):

	June 30, 2017
	Gross Carrying Amount	Original Issue Discount	Deferred Financing Costs	Net Carrying Amount
First lien amended term loan	$287,463	$(6,655)	$(2,029)	$278,781
Second lien amended term loan	133,000	(6,035)	(975)	125,990
Obligations under capital leases	19,386	—	—	19,386
Notes payable for capital asset acquisitions	7,704	—	(22)	7,682
Notes payable for financing of insurance coverage	246	—	—	246
	$447,799	$(12,690)	$(3,026)	432,085

	Less: Current portion of long-term debt			(19,256)
	Total Long term debt			$412,829

	December 31, 2016
	Gross Carrying Amount	Original Issue Discount	Deferred Financing Costs	Net Carrying Amount
First lien amended term loan	$291,275	$(7,764)	$(2,367)	$281,144
Second lien amended term loan	133,000	(6,790)	(1,097)	125,113
Obligations under capital leases	20,152	—	—	20,152
Notes payable for capital asset acquisitions	7,895	—	(25)	7,870
Notes payable for financing of insurance coverage	791	—	—	791
	$453,113	$(14,554)	$(3,489)	435,070

	Less: Current portion of long-term debt			(19,641)
	Total Long term debt			$415,429

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

Amended First and Second Lien Credit Agreements

Novitex Acquisition, LLC (“Novitex Acquisition”), a subsidiary of the Company, Credit Suisse AG, Cayman Islands Branch, as a lender and administrative and collateral agent, and certain other agents, lenders, and financial institutions were parties to a credit agreement (the “2013 Credit Agreement”) that was amended on July 7, 2014. The 2013 Credit Agreement provided for aggregate credit facilities of $365.0 million that consisted of (i) a $215.0 million Tranche A term loan facility with a final maturity of October 1, 2019 (“First Lien Credit Agreement”), (ii) a $100.0 million Tranche B term loan facility with a final maturity of October 1, 2020 (“Second Lien Credit Agreement”) and (iii) a $50.0 million revolving credit facility (including a sub-facility for letters of credit of up to $15.0 million) (the “Revolving Credit Facility”) maturing October 1, 2018.  Proceeds of these term loans ($301.4 million, net of $13.6 million of original issue discount costs) together with equity funding of $135.0 million were used to finance the 2013 Acquisition and other acquisition-related and financing requirements.

On July 7, 2014, Novitex Acquisition completed a refinancing of its 2013 Credit Agreement (“Amended 2013 Credit Agreement”). Upon conclusion of the refinancing, the Amended 2013 Credit Agreement provides for aggregate credit facilities of $495.0 million that consists of (i) a $305.0 million Tranche A term loan facility with a final maturity of July 7, 2020 (“Amended First Lien Credit Agreement”), (ii) a $140.0 million Tranche B term loan facility with a final maturity of July 7, 2021 (“Amended Second Lien Credit Agreement”) and (iii) a $50.0 million revolving credit facility (including a sub-facility for letters of credit of up to $15.0 million) maturing October 1, 2018. Interest rates were unchanged. Net proceeds from the refinancing, comprised of $114.0 million, net of $17.6 million of original issue discount costs, plus cash on hand, were used to repay the then outstanding borrowings under the 2013 Credit Agreement, and to distribute $140.6 million to the stockholder of the Company.

On May 22, 2015, Novitex Acquisition repurchased $7.0 million of debt (par value) outstanding under its Amended Second Lien Credit Agreement at a discount, which resulted in a purchase price of $6.5 million. As a result of this repurchase, the Company recognized a gain on early extinguishment of debt of $0.1 million, net of a proportionate write-off of unamortized original issue discount and debt issuance costs for the year ended December 31, 2015.

Second Amendment to First and Second Lien Credit Agreements

On July 26, 2016, Novitex Acquisition entered into a Second Amendment to its 2013 Amended Credit Agreements (“Second Amendment”). As a result of the Second Amendment, certain financial terms and conditions were modified, including a 0.50% increase to the applicable margins on Novitex Acquisition’s outstanding borrowings under the 2013 Amended Credit Agreements, and revisions to certain financial maintenance covenants and to permitted indebtedness (as defined in the 2013 Amended Credit Agreements). Gross borrowings outstanding under the Second Amendment remained unchanged. In conjunction with the Second Amendment, Novitex Acquisition incurred $3.7 million in financing fees, of which $3.6 million was reflected as a reduction of the associated debt, and $0.1 million is included in Selling, general and administrative, exclusive of depreciation and amortization for the year ended December 31, 2016.

The original issue discount is being amortized over the respective terms of the Amended First Lien Credit Agreement and Amended Second Lien Credit Agreement.

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

The floating rates of interest on borrowings under the Amended 2013 Credit Agreement are a function of a margin plus LIBOR or the Alternative Borrowing Rate, subject to certain definitions and floors. The Company can elect various tenors of each respective rate upon each successive renewal event. With respect to the Revolving Credit Facility, the margin is adjustable based upon the Company’s senior secured leverage ratio (as defined in the Amended 2013 Credit Agreement); the margin is fixed with respect to the Amended First Lien Credit Agreement and the Amended Second Lien Credit Agreement. Interest payments are payable on the first day of each quarter during the term of the agreement.  As of June 30, 2017 the interest rates on the Amended First Lien and Amended Second Lien borrowings were 8.07% and 12.32%, respectively. As of December 31, 2016 the interest rates on the Amended First Lien and Amended Second Lien borrowings were 8.00% and 12.25%, respectively.

As of June 30, 2017 and December 31, 2016, Novitex Acquisition had no cash borrowings outstanding under its Revolving Credit Facility. As of June 30, 2017 and December 31, 2016 Novitex Acquisition had $12.8 million of letters of credit outstanding, under its sub-facility, which reduced available capacity under the Revolving Credit Facility to $37.2 million. As of both June 30, 2017 and December 31, 2016, the interest rates on the committed and uncommitted borrowings under the Revolving Credit Facility were 6.75% and 0.50%, respectively.

Guarantee and Covenants under Amended First Lien and Amended Second Lien Agreements are as follows:

Novitex Acquisition, including its wholly-owned domestic subsidiaries, subject to certain exceptions, are guarantors under the Amended 2013 Credit Agreement and Second Amendment. The obligations of Novitex Holdings, along with the obligations of these guarantors are also collateralized by a pledge of substantially all assets of the aforementioned parties.

Novitex Acquisition and its wholly-owned domestic subsidiaries are subject to covenants in the Amended 2013 Credit Agreement and the Second Amendment, including those restricting the incurrence of additional indebtedness (including guarantees of indebtedness), additional liens, mergers and consolidations, the disposition or acquisition of property, the payment of dividends, transactions with affiliates and the making of certain investments, in each case subject to numerous conditions, exceptions and thresholds. The financial covenants are limited to maintaining a senior secured leverage ratio for both the Amended First Lien and Amended Second Lien Agreements (5.25 to 1:00) with which Novitex Acquisition was in compliance at June 30, 2017.

On July 12, 2017, Exela Technologies, Inc. completed its acquisition of Novitex Holdings, Inc. and SourceHOV, LLC (“Business Combination”) pursuant to the agreement dated February 22, 2017 resulting in the repayment of all amounts outstanding under the Amended First Lien and Amended Second Lien Agreements, and the termination of the Revolving Credit Agreement.

Note Payable for 2015 Acquisition of Capital Assets

During the year ended December 31, 2015, the Company financed the acquisition of certain equipment for use in its MegaCenter in Windsor, CT through a $1.6 million note payable to a financial services company (“2015 Capital Asset Acquisition Note Payable”). The note was due to mature on July 1, 2016, bears interest at a rate of 5.25% per annum, and was payable in equal monthly installments, with a balloon payment of $1.5 million due upon maturity. The note was collateralized by a pledge of the equipment financed. On March 9, 2016, this note was extinguished as part of a $5.8 million equipment financing arrangement

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

entered into with a commercial bank. The extinguishment of this note did not result in a gain or loss on extinguishment of debt as the early repayment amount was equal to the carrying amount of the debt refinanced. (See Notes Payable for Capital Asset Acquisitions below)

Notes Payable for Capital Asset Acquisitions

On February 11, 2016, the Company entered into a $3.0 million equipment financing arrangement with a commercial bank for the payment for certain acquired equipment for use at its MegaCenters in Windsor, CT and Austin, TX, which had been purchased during the year ended December 31, 2015. The note matures on February 12, 2021, bears interest at a rate of 5.24% per annum, and is payable in equal monthly installments. The financing arrangement is collateralized by a pledge of the equipment financed.

On March 9, 2016, the Company entered into a $5.8 million equipment financing arrangement with a commercial bank for the refinancing of the 2015 Capital Asset Acquisition Note Payable and for the 2016 acquisition of certain capital assets for use in its MegaCenters in Windsor, CT and Austin, TX. This financing arrangement, executed with a financial services company, matures in March 2021, bears interest at a rate of 5.22% per annum, and is payable in equal monthly installments, with a balloon payment due at maturity of $1.9 million. The financing arrangement is collateralized by a pledge of the equipment financed.

In connection with an agreement between the Company and a client for print and mail services, the Company agreed to purchase equipment previously used by the client at its print and mailing services facilities for use at the Company’s MegaCenters in Windsor, CT and Austin, TX, under two separate asset transfer agreements.  The purchase price of the equipment shall be paid in equal monthly interest free installments commencing June 30, 2017 and each month thereafter over sixty months.

As of June 30, 2017, the Company completed the asset transfer under one of the asset transfer agreements.  At March 31, 2017, the Company recorded a note payable for the appraised value of the equipment transferred in the amount of $0.6 million with an imputed interest rate of 5.25% per annum.  The note matures on May 31, 2022.

The transfer of assets under the second asset transfer agreement is expected to be completed prior to December 31, 2017.

Sale Leaseback Transaction

During August 2016, the Company sold, and subsequently, leased back certain capital assets in service at its MegaCenter in Austin, TX. The sale consisted primarily of plant and computer equipment, furniture and fixtures. The Company received net proceeds of $1.2 million in connection with the sale. The carrying amount of the property sold was $1.0 million, which resulted in a deferred gain of $0.2 million, which will be amortized over the thirty six month lease term, commencing January 1, 2017. As of June 30, 2017 and December 31, 2016, the deferred gain is presented in Property and Equipment, net in the consolidated balance sheet.

Financing of Commercial Insurance Policy

During November 2016, the Company financed the acquisition of a commercial insurance policy through a $0.9 million note payable to a financial services company. The note matures July 2017, bears interest at

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

a rate of 3.74% per annum, and is payable in equal monthly installments. As of June 30, 2017 and December 31, 2016 this note is included in Short-term borrowings and current portion of long-term debt.

9.              FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. An entity is required to classify certain assets and liabilities measured at fair value based on the following fair value hierarchy that prioritizes the inputs used to measure fair value:

Level 1—Unadjusted quoted prices in active markets for identical assets and liabilities.

Level 2—Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity, may be derived from internally developed methodologies based on the Company’s best estimate of fair value and that are significant to the fair value of the asset or liability.

Certain financial instruments are carried at cost in the consolidated balance sheets, which approximates fair value due to their short-term, highly liquid nature. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings approximate fair value because of the short-term nature of such instruments.

The Second Amended First lien term loan, Second Amended Second lien term loan, Connecticut State Assistance Loan, and the notes payable for capital asset acquisitions (collectively “Level 2 Debt”) are classified within Level 2 as their valuation requires quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and/or model-based valuation techniques for which all significant inputs are observable in the market or can be corroborated by observable market data. A third-party service provider assists the Company with compiling market prices that are used to value the Level 2 Debt.

On July 12, 2017 the Second Amended First and Second Amended Second lien term loans were repaid by Exela at its gross carrying amount.  Therefore, management believes that the fair value of these amended lien term loans approximates the gross carrying amounts at June 30, 2017. See Note 15 for further information regarding this transaction.

At least annually, management determines if the current valuation techniques used in the fair value measurements are still appropriate.  Other than as explained in the preceding paragraph, there were no changes in the valuation techniques during the six months period ended June 30, 2017 or for the year ended December 31, 2016.

Financial Instruments Not Recorded at Fair Value

The following table presents the carrying amount and fair values of long-term debt not recorded at fair value in the consolidated balance sheets as of June 30, 2017 and December 31, 2016 (in thousands):

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

	June 30, 2017		December 31, 2016
	Fair Value Level 2	Carrying Amount	Fair Value Level 2	Carrying Amount
First Amended lien term loan	$287,463	$278,781	$289,933	$281,144
Second Amended lien term loan	133,000	125,990	127,015	125,113
Note Payable for capital asset acquisition	7,647	7,682	7,613	7,870
Note payable for financing of insurance coverage	246	246	791	791

10.       RESTRUCTURING CHARGES

The Company recorded restructuring charges during the six months ended June 30, 2017 related to programs that commenced in 2017 and aimed at lowering its costs and accelerating efforts to improve operational efficiencies.

The following table sets forth the changes in the restructuring reserve for the six month periods ending June 30, 2017 and 2016 (in thousands):

Balance at January 1, 2017	$—	Balance at January 1, 2016	$760
Provision	295	Provision	148
Cash payments and other usage	(267)	Cash payments and other usage	(894)
Balance at June 30, 2017	$28	Balance at June 30, 2016	$14

As of June 30, 2017, the restructuring reserve consisted of $0.03 million in estimated severance and benefit costs. Accrued restructuring costs as of June 30, 2017 are expected to be paid during the year ending December 31, 2017.

11.       SEGMENT INFORMATION

The Company has determined that it conducts operations in one business segment, Document Outsourcing Services, which offers its clients an integrated suite of services organized across document logistics and digital services. A significant portion of its operations, assets and customers are located in the United States. For both the three and six month periods ended June 30, 2017, one customer accounted for 15% of the Company’s revenue.

For both the three and six month periods ended June 30, 2016, no single customer generated in excess of 10% of the Company’s revenues.

Revenues earned outside of the United States, primarily in Canada, for the three and six months ended June 30, 2017 were approximately 3.9% and 3.9% of total revenues, respectively. Revenues earned outside of the United States, primarily in Canada, for the three and six months ended June 30, 2016 were approximately 4.6% and 4.4% of total revenues, respectively. Long-lived assets outside the United States, primarily in Canada, were $5.4 and $5.7 million as of June 30, 2017 and December 31, 2016, respectively.

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

12.       COMMITMENTS AND CONTINGENCIES

The Company is involved in a variety of claims, suits, investigations and proceedings that arise from time to time in the ordinary course of its business, including actions with respect to contracts, intellectual property, taxation, employment, benefits, personal injuries and other matters. The results of these proceedings in the ordinary course of business are not expected to have a material adverse effect on the Company’s consolidated financial position or results of operations.

The Company records provisions for estimated losses in circumstances where a loss is probable and the amount or range of possible amounts of the loss may be estimated.

13.       RELATED PARTY TRANSACTIONS

Management Fees

On October 1, 2013, the Company entered into a management fee agreement with Apollo under which Apollo and its affiliates provide certain management consulting services to the Company on an ongoing basis. The Company is required to pay Apollo an annual management fee for these services amounting to the greater of $750,000 or 1% of earnings before income taxes, depreciation and amortization, plus out-of-pocket costs payable annually.

In connection with this agreement, included in selling, general and administrative expenses, exclusive of depreciation and amortization, for the three and six months ended June 30, 2017, was $0.3 million and $0.5 million, respectively.

In connection with this agreement, included in selling, general and administrative expenses, exclusive of depreciation and amortization, for the three and six months ended June 30, 2016, was $0.2 million and $0.4 million, respectively.

This agreement was terminated upon the completion of the Business Combination with Exela on July 12, 2017.

Affiliated Party Transactions

For the three and six months ended June 30, 2017 there were related party revenues of $0.5 million and $0.9 million, respectively, for services rendered to Apollo affiliated companies.  For the three and six months ended June 30, 2017 there were $0.6 million and $0.6 million, respectively, in payments received from Apollo affiliated companies.  For the three and six months ended June 30, 2016 there were related party revenues of $0.2 million and $0.3 million, respectively, for services rendered to Apollo affiliated companies.  For the three and six months ended June 30, 2016 there were $0.2 million and $0.4 million, respectively, in payments received from Apollo affiliated companies.

For the three and six months ended June 30, 2017 there were related party expenses of $0.2 million and $0.3 million, respectively, for services provided by an Apollo affiliated company.  For the three and six months ended June 30, 2016 there were related party expenses of $0.1 million and $0.1 million, respectively, for services provided by an Apollo affiliated company.

NOVITEX HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

(UNAUDITED)

As of June 30, 2017 and December 31, 2016, the Company had $0.3 million and $0.1 million, respectively, in outstanding accounts receivable from Apollo affiliated companies.  As of June 30, 2017 and December 31, 2016, the Company had $0.3 million and $0 million, respectively, of outstanding accounts payable owed to these Apollo affiliated companies.

Receivable from Novitex Parent

During the year ended December 31, 2015, the Company advanced $0.5 million to Novitex Parent, the parent company of Novitex, for the purchase of certain capital units and vested Profit Interest Units (“PIUs”) of Novitex Parent from former executives of the Company. The Company has the intent and the ability to collect this receivable from Novitex Parent. As of June 30, 2017 and December 31, 2016, the aggregate consideration advanced to Novitex Parent that are due on demand is included in prepaid expenses and other current assets in the unaudited condensed consolidated balance sheets.

14.       STOCKHOLDER’S EQUITY

Common Shares

The Company is authorized to issue 30,000 Common Shares, par value $0.01 per share. The holders of the Common Shares have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Shares.

Preferred Stock

The Company is authorized to issue 5,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. There are no issued and outstanding preferred shares as of June 30, 2017 and December 31, 2016.

15.       SUBSEQUENT EVENTS

On July 12, 2017, Exela Technologies, Inc., a publicly held U.S. Securities and Exchange Commission (SEC) registrant (formerly known as Quinpario Acquisition Corp. 2) completed its acquisition of Novitex Holdings, Inc. and SourceHOV, LLC pursuant to the agreement dated February 22, 2017. The Business Combination was approved at a special meeting of shareholders of Quinpario Acquisition Corp. 2 on July 11, 2017, and in connection with the business combination, Quinpario Acquisition Corp. 2 was renamed Exela Technologies, Inc. In connection with the Business Combination, the net assets of Novitex, other than $7.7 million of cash and $0.5 million receivable from Novitex Parent, L.P., were transferred and new debt raised by Exela was used to repay all of the amounts outstanding under Novitex’s existing Amended First Lien and Amended Second Lien Agreements.  As a result of the transaction, Novitex became a wholly owned subsidiary of Exela. A complete description of the Business Combination and the Business Combination Agreement and the transactions contemplated thereby is contained in Exela Technologies, Inc.’s definitive proxy statement, filed with the SEC on June 26, 2017.

The Company performed its subsequent event procedures up through August 7, 2017, the date these condensed consolidated financial statements were made available for issuance.